SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Second Amended
Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 25, 2003

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

SKTF Enterprises, Inc. (Former name or former address, if changed since last report.)

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ITEM 4 – Changes in Registrant’s Certifying Accountant

Effective on September 5, 2003, SKTF Enterprises, Inc. changed its name to Speedemissions, Inc. References throughout this Current Report are accurate as of the date originally filed. The Company has not undertaken to update all of the information in this Current Report, but instead has updated only those areas being amended. Please read all of the Company’s filings with the Commission in conjunction with this Current Report.

SKTF Enterprises, Inc. acquired Speedemissions, Inc. in a transaction accounted for as a reverse acquisition, with Speedemissions viewed as the acquiring and surviving entity for accounting and management purposes, effective June 16, 2003. On August 25, 2003, Ramirez International, the independent accountant previously engaged since the Company’s inception as the principal accountant to audit the financial statements of SKTF Enterprises, Inc., was formally dismissed as auditors for the Company. The decision to dismiss Ramirez International was made on or about August 18, 2003, and approved by the Board of Directors on August 25, 2003, after it was determined, in discussions with Ramirez International, that because Speedemissions was viewed as the surviving entity for accounting and management purposes, it would be most appropriate for Speedemissions’ existing independent accountants to serve in that capacity for the Company.

Following Ramirez International’s dismissal, effective as of August 25, 2003, the Company engaged Bennett Thrasher PC, who has been historically engaged as the principal accountant to audit the financial statements of Speedemissions, Inc., as the principal accountant to audit the financial statements of the Company.

Notwithstanding the decision to dismiss Ramirez International as the auditor for the Company, the Company originally intended to retain the services of Ramirez International for the limited purpose of conducting the required review of their unaudited financial statements for the period ended June 30, 2003; however, after the discussions with Ramirez International described above, wherein it was determined that because Ramirez had not audited Speedemissions’ historical financial statements, professional standards would not allow Ramirez to perform the review, the Company engaged Bennett Thrasher PC for this purpose as well. The engagement of Bennett Thrasher for this purpose was effective upon receipt of communications from Ramirez International on August 18, 2003, in accordance with GAAS.

The audit report of Ramirez International on the Company's financial statements as of December 31, 2002 and 2001, and for the year ended December 31, 2002 and the period from inception (March 27, 2001) to December 31, 2001 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern. During the Audit Period, and during the period up to the dismissal of Ramirez International and through the appointment of Bennett Thrasher PC as the Company's new independent accountants, there were no disagreements with Ramirez International on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

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SKTF Enterprises, Inc. has provided a copy of this disclosure to Ramirez International, and requested that they furnish them with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company and, if not, stating the respects in which they do not agree. A copy of the former accountants' response is included as an exhibit to this report.

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EXHIBITS

Item No.	Description

16.1	Letter dated October 7, 2003 from Ramirez International

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2003	Speedemissions, Inc.,
a Florida corporation

By : Richard A. Parlonteiri
Its: President

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